UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 17, 2020

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2020, the Compensation Committee of the Board of Directors of Zillow Group, Inc. (“Zillow Group”) approved and adopted the Zillow Group, Inc. Executive Severance Plan and Summary Plan Description (the “Severance Plan”), effective September 17, 2020, for employees of Zillow Group and its wholly-owned subsidiaries at the level of Vice President and above, including Zillow Group’s executive officers.

The Severance Plan provides for the payment of severance and other benefits to eligible employees in the event of a termination of employment by Zillow Group or a wholly-owned subsidiary (other than for death, disability or cause) or by the employee for good reason (each an “Involuntary Termination,” with the terms “disability,” “cause” and “good reason” defined in the Severance Plan). In the event of an Involuntary Termination and subject to the employee’s execution and non-revocation of a separation and release of claims agreement, the Severance Plan provides the following payments and benefits to the executive officers:

• Continued payment of base salary for six months after the date of the employee’s Involuntary Termination;

• Payment of amounts equal to the monthly COBRA premium the employee would otherwise be required to pay for such coverage for six months after the date of the employee’s Involuntary Termination;

• Accelerated vesting of equity awards that vest solely based on continued service by an additional twelve months, except that such equity awards will become fully vested in connection with an Involuntary Termination that occurs on or following a Company Transaction (as defined in the Severance Plan); and

• An extension of time to exercise vested stock options until the earlier of (i) twenty-four months after the date of an Involuntary Termination for the Chief Executive Officer and eighteen months for all other employees having a title that starts with “Chief” or “President” and (ii) the expiration date of the original maximum term of the option.

If an eligible employee is entitled to any severance, change in control or similar benefits outside the Severance Plan, benefits under the Severance Plan will be reduced by the corresponding value of such benefits. If an eligible employee is entitled to receive severance, change in control or similar benefits outside the Severance Plan that are more advantageous to the employee than under the Severance Plan, the employee will continue to be entitled to such benefits.

The Severance Plan does not provide for any gross-up payments to offset excise taxes that may be imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), on excess parachute payments within the meaning of Section 280G of the Code. If any payments or benefits payable under the Severance Plan or otherwise would be subject to an excise tax, Zillow Group will pay to the employee either (a) the full amount of such payments or benefits or (b) the full amount reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment, whichever results, on an after-tax basis, in the greater amount payable to the employee.

The above description of the Severance Plan is a summary only and is subject to and qualified in its entirety by reference to the full text of the Severance Plan, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Zillow Group, Inc. Executive Severance Plan and Summary Plan Description.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2020	ZILLOW GROUP, INC.

	By:	/s/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Chief Accounting Officer